     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1997
                                                  REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                    ADVANCED DIGITAL INFORMATION CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                                    91-1618616
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                               10201 WILLOWS ROAD
                           REDMOND, WASHINGTON  98052
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (ZIP CODE))

                    ADVANCED DIGITAL INFORMATION CORPORATION
                            1997 STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                           --------------------------

                               PETER H. VAN OPPEN
                             CHIEF EXECUTIVE OFFICER
                    ADVANCED DIGITAL INFORMATION CORPORATION
                               10201 WILLOWS ROAD
                           REDMOND, WASHINGTON  98052
                                 (206) 881-8004
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                    COPY TO:
                               LINDA A. SCHOEMAKER
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON  98101-3099
                                 (206) 583-8888
                             ----------------------
                         CALCULATION OF REGISTRATION FEE

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   TITLE OF SECURITIES        AMOUNT TO BE            PROPOSED MAXIMUM                PROPOSED MAXIMUM              AMOUNT OF
     TO BE REGISTERED          REGISTERED        OFFERING PRICE PER SHARE(3)     AGGREGATE OFFERING PRICE(3)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par           500,000
 value(1)                      shares (2)                 $17.1875                       $8,593,750                   $2,604
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1)  Includes associated Preferred Stock Purchase Rights.
(2) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $17.1875 based on the average of the high ($17.375) and low ($17.00) sales prices for the Registrant's Common Stock on August 21, 1997, as reported by the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, filed with the Securities and Exchange Commission (the "Commission") on January 16, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the most recent year for which such statements have been filed;

               (b)    All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

               (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 on July 30, 1996 pursuant to Section 12(q) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     In addition, all reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors and officers against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the director or officer is, was or becomes involved by reason of the fact that the director or officer is or was a director or officer of the Registrant, or that being or having been such a director or officer of the Registrant, such director or officer is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action by the director or officer in an official capacity as such a director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent. The director or officer is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the director or officer unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the rights of indemnification. No indemnity may be provided by the Registrant for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of
Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. The Registrant has entered into an Indemnification Agreement with each of its directors and executive officers which provides similar rights of indemnification.

          Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

          The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

ITEM 8.   EXHIBITS

  Exhibit Number                             Description
------------------    ----------------------------------------------------------

       5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1             Consent of Price Waterhouse LLP (see page II-5)

      23.3 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1             Power of Attorney (see Signature Page)

      99.1             1997 Stock Purchase Plan

ITEM 9.   UNDERTAKINGS

A.        The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 20th day of August, 1997.

                              ADVANCED DIGITAL INFORMATION CORPORATION

                              By:    /s/ Peter H. van Oppen
                                  ------------------------------------
                                     Peter H. van Oppen
                                     Chairman, President and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Peter H. van Oppen and Charles H. Stonecipher, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of August, 1997.

               SIGNATURE                               TITLE

     /s/ Peter H. van Oppen             Chairman, President and Chief Executive
--------------------------------        Officer
       Peter H. van Oppen                    (Principal Executive Officer)

        /s/ Leslie S. Rock              Treasurer, Chief Accounting Officer
--------------------------------             (Principal Financial and
          Leslie S. Rock                     Accounting Officer)

    /s/ Christopher T. Bayley
--------------------------------                       Director
      Christopher T. Bayley

      /s/ Walter P. Kistler
--------------------------------                       Director
        Walter P. Kistler

     /s/ Russell F. McNeill
--------------------------------                       Director
       Russell F. McNeill

       /s/ John W. Stanton
--------------------------------                       Director
         John W. Stanton

      /s/ Walter F. Walker
--------------------------------                       Director
        Walter F. Walker

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1996 included in Advanced Digital Information Corporation's Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the application of such report to the Financial Statement Schedule for the three years ended October 31, 1996 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also include the Financial Statement Schedule.

PRICE WATERHOUSE LLP
Seattle, Washington

August 20, 1997

                                INDEX TO EXHIBITS


  Exhibit Number                             Description
------------------     ---------------------------------------------------------

       5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1             Consent of Price Waterhouse LLP (see page II-5)

      23.3 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1             Power of Attorney (see Signature Page)

      99.1             1997 Stock Purchase Plan